Exhibit 10.51

August 2, 2013

CIG Wireless Corp.
5 Concourse Parkway, Suite 3100
Atlanta, GA 30328

RE: Equity Compensation

Ladies and Gentlemen:

Each of the undersigned is delivering this letter to CIG Wireless Corp. (the “Company”) to confirm their respective understanding with the Company with respect to the following:

On the date hereof, the Company is entering into a Securities Purchase Agreement, by and among the Company, on the one hand, and each of the undersigned investors (each, an “Investor” and collectively, the “Investors”), on the other hand (the “Purchase Agreement”), pursuant to which the Company is issuing, on the date hereof, and, may issue in one or more additional closings, shares of the Company’s Series A-1 Non-Convertible Preferred Stock, par value $0.00001 per share (“Series A-1 Preferred Stock”) and shares of the Company’s Series A-2 Convertible Preferred Stock, par value $0.00001 per share (“Series A-2 Preferred Stock”) to the Investors as described in the Purchase Agreement (the “Financing Transaction”).

Each of the Investors understands that subsequent to the closing of the Financing Transaction, the Company’s management intends to propose the option grants for the individuals as set forth on Exhibit A (the “Option Grants”) and, accordingly, the Company will submit the Option Grants to a vote of the Company’s Board of Directors and, if required by or advisable under applicable law, to the Company’s stockholders for approval.

In consideration of the execution of the Purchase Agreement by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Investor hereby agrees, during the period commencing on the date hereof and ending on the termination of this letter agreement by its terms, to cause its representative on the Board to vote, at a meeting of the Board of Directors duly called, and itself to vote all shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and/or common stock of the Company, par value $0.00001 per share (“Common Stock”) then held by such Investor at a meeting of the stockholders of the Company however called, for the purpose of approving the Option Grants and in any action by written consent of the stockholders of the Company, in favor of, the approval and adoption of the Option Grants.

Each Investor hereby represents and warrants that such Investor has full power and authority to enter into this letter agreement. Notwithstanding anything herein to the contrary, if the Option Grants are not proposed by management or otherwise adopted by the Board or the Company’s stockholders, the Investors shall have no further obligation with respect thereto, and the Investors sole obligation under this letter is to vote to support each of the Option Grants on the terms attached hereto, so long as they comply with all applicable law.

This letter agreement shall automatically terminate upon the earliest to occur of: (a)  the calling of any meeting of the stockholders of the Company however called, or any solicitation for the action of the stockholders of the Company by written consent, for the purpose of approving and adopting grants of options or other equity compensation award, plan or arrangement in favor of the persons listed on Exhibit A that is inconsistent with the Option Grants; (b) the occurrence of any Event of Default (as defined in the Purchase Agreement); or (c) at 11:59 pm Eastern Standard Time on September 30, 2013. For the avoidance of doubt, upon the termination of this letter agreement pursuant to the foregoing, each Investor shall no longer have any obligation to cause its Board representatives to vote, or itself vote any shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and/or Common Stock held by such Investor, in favor of the approval and adoption of the Option Grants. For the avoidance of doubt, while the basic terms of the Option Grants are set forth on Exhibit A, the detailed terms and conditions of the Option Grants shall be subject to the approval of the Investors, which approval shall be determined in their sole discretion.

This letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This letter constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This letter cannot be modified, altered or amended except by a writing signed by the Company and each of the Investors to which such modification, alteration or amendment applies. This letter may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument, and may be delivered via facsimile, “pdf” or any other mode of electronic delivery which shall be an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, this letter agreement has been duly executed by each of the parties set forth below as of the date first above set forth.

Investors

FIR TREE REF III TOWER LLC

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

FIR TREE CAPITAL OPPORTUNITY (LN) MASTER FUND, LP

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

Acknowledged and Agreed:

CIG Wireless Corp.

By:	Paul McGinn
Name: Paul McGinn
Title: CEO

Exhibit A

Terms and Conditions of Option Grants

Grantees:

Michael Hofe

B. Eric Sivertsen

Award:

Mr. Hofe, options to purchase 300,000 shares of Common Stock

Mr. Sivertsen, options to purchase 300,000 shares of Common Stock

Exercise Price:

The average of the 20 day VWAP beginning on August 15, 2013, but in no event less than $1.00 per share

Cashless exercise, but not after termination of employment

Grant Date:

September 16, 2013 (21st Trading Day after August 15, 2013)

Vesting:

Initial vesting on date of grant, 20%

Annual vesting thereafter in four equal installments of 20% on each anniversary of grant date

100% acceleration upon “change of control” (to be defined)

Termination:

Without Cause, vesting stops upon termination and 90 days to exercise vested portion of options

With Cause, forfeit all vested and unvested options

In the event of termination without Cause prior to September 15, 2013, the option will still be granted, with initial vesting of 20% and 90 days to exercise.

Expiration on later of fifth anniversary of grant date or 90 days after termination without cause (but in no event later than tenth anniversary of grant date)

Additional Options:

In addition to the above, for each of Mr. Hofe and Mr. Sivertsen, options to purchase 500,000 shares of Common Stock:

•	Exercise price equal to $1.00 per share;
•	Grant date within ten (10) business days of closing the Financing Transaction;
•	Fully vested;
•	Method of payment of exercise price and applicable tax withholdings: cash, bank check, cashier’s check or wire transfer;
•	Expiration: 5:00 (NY time) on August 30, 2013.

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